UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 29, 2011 (July 27, 2011)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2020, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets

In the following disclosures, “we,” “our,” and “us” refer collectively to Carbon and Nytis Exploration Company LLC, our majority owned subsidiary (“NEC”), unless otherwise stated.

(a)   Date of completion of the transaction

On July 27, 2011, NEC closed its June 6, 2011 Asset Purchase Agreement, (the “Alerion APA”) with Alerion Drilling I, LLC, a New Jersey limited liability company as seller (“Alerion”), of certain gas and oil assets as more fully described in paragraph (b), below (the “Alerion Assets”).

(b)   Brief description of the assets involved

As described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 6, 2011, NEC effected the final closing of certain gas and oil assets from The Interstate Natural Gas Company, LLC and certain related parties, as seller (hereafter collectively referred to as “ING”), of certain gas and oil assets (the “ING Assets”) on June 29, 2011.

A portion of the ING Assets acquired were direct interests in natural gas and oil properties and related assets that prior to closing the ING acquisition were held in a partnership (the “Alerion Partnership”) in which ING and Alerion were equal partners.  Immediately prior to the final closing of the ING acquisition, ING and Alerion caused the Alerion Partnership to distribute all of the assets of the Alerion Partnership to it partners, Alerion and ING.

In closing the Alerion APA, NEC acquired Alerion’s direct interests in the same properties so distributed to Alerion and ING by the Alerion Partnership that NEC acquired from ING as part of the ING Assets.  The purchase price paid by NEC for Alerion’s interest in such assets was approximately $1.2 million, adjusted at closing for normal operating activities and other customary purchase and sale price adjustments to reflect the January 1, 2011 effective date under the terms of the Alerion APA.

(c)   Identity of the person(s) from whom the assets were acquired, and the nature of any material relationship (other than in respect of the transaction) between them and Carbon, or any affiliate or any director or officer of Carbon, or any associate of any Carbon director or officer

The Alerion Assets were acquired from Alerion Drilling I, LLC, a New Jersey limited liability.  There is no relationship otherwise between such person and Carbon, NEC, or any affiliate or any director or officer of Carbon or NEC, or any associate of any director or officer of Carbon or NEC.

(d)   The nature and amount of consideration given or received for the assets and, if any material relationship is disclosed under (c) above, the formula or principle followed in determining the amount of such consideration

At the Closing, we paid a total of approximately $1.2 million cash for the Alerion Assets.

(e)   If the transaction being reported is an acquisition and if a material relationship exists between the registrant or any of its affiliates and the source(s) of the funds used in the acquisition, the identity of the source(s) of the funds, unless all or any part of the consideration used is a loan made in the ordinary course of business by a bank as defined in section 3(a)(6) of the Act, in which case the identity of such bank may be omitted, provided the registrant has made a request for confidentiality pursuant to section 13(d)(1)(b) of the Act, and states in the report on form 8-K that the identity of the bank has been so omitted and filed separately with the Commission

The funds used to acquire the Alerion Assets came from a draw on the Company’s credit facility with BOKF, NA (dba Bank of Oklahoma), a portion of which had been paid down using the proceeds of the private placement of securities described in our Current Report on Form 8-K filed on July 6, 2011.  As described in Item 1.01 of such Current Report, Carbon sold 100 shares of Series A Convertible Preferred Stock ($10 million aggregate purchase price) to Yorktown Energy Partners IX, L.P., an affiliate of Carbon’s majority stockholders, Yorktown Energy Partners V, L.P. and Yorktown Energy Partners VI, L.P.  On July 18, 2011, the 100 shares of Series A Convertible Preferred Stock sold to Yorktown Energy Partners IX, L.P. automatically converted into 22,222,222 shares of Carbon’s $0.01 par value per share common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY
July 29, 2011
/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO